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                                                                   EXHIBIT 2.2

                                   AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER


                 AMENDMENT dated as of November 11, 1996 (this "Amendment") between NationsBank Corporation, a North Carolina corporation ("Parent"), NB Holdings Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and Boatmen's Bancshares, Inc., a Missouri corporation (the "Company").

                 WHEREAS, Parent and the Company have previously entered into that certain Agreement and Plan of Merger dated as of August 29, 1996 (the "Agreement"); and

                 WHEREAS, such persons wish to amend the Agreement in the manner set forth below.

                 NOW, THEREFORE, the parties hereto agree as follows:

                 1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement, and each reference in the Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Agreement as amended hereby. All references to the Agreement in any other agreement between Parent and the Company relating to the transactions contemplated by the Agreement shall be deemed to refer to the Agreement as amended hereby.

                 2. The first paragraph on page 1 of the Agreement is hereby amended by deleting the words "Boatmen's Bancshares, Inc. (the "Company") and NationsBank Corporation ("Parent")" and inserting the words "NationsBank Corporation ("Parent"), NB Holdings Corporation, a wholly owned subsidiary of Parent ("Merger Sub") and Boatmen's Bancshares, Inc. (the "Company")."

                 3. The first recital to the Agreement is hereby amended by deleting the words "a wholly-owned direct or indirect subsidiary of Parent ("Merger Sub")" with the words "Merger Sub."

                 4. Section 1.01 of the Agreement is hereby amended by deleting the definition of "Certificate of Merger" and adding the sentence ""DGCL" shall have the meaning set forth in Section 2.01(b)." immediately after the definition of "Determination Date."

                 5. Section 2.01(a) of the Agreement is hereby amended by deleting the word "Missouri" in the fourth line of such


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paragraph and replacing it with the word "Delaware."

                 6. Section 2.01(b) is hereby amended and restated in its entirety as follows:

                          (b) Effectiveness And Effects Of The Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the later to occur of (i) the filing in the office of the Secretary of State of Missouri of a certificate of merger or such later date and time as may be set forth in such certificate of merger, in accordance with Section 440 of the General and Business Corporation Law of Missouri (the "GBCL") and (ii) the filing in the office of the Secretary of State of Delaware of a certificate of merger or such later date and time as may be set forth in such certificate of merger in accordance with Section 252 of the General Corporation Law of the State of Delaware (the "GCL"). The Merger shall have the effects prescribed in Section 450 of the GBCL and Section 252 of the GCL.

                 7. Upon the execution of this Amendment, Merger Sub shall become a party to the Agreement with such rights and obligation as are provided herein and therein.

                 8. This Amendment shall be governed by and construed in accordance with the law of the State of Missouri , without regard to the conflicts of law rules of such state.

                 9. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                 10. Except as expressly amended hereby, the Agreement shall remain in full force and effect.


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                 IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                        BOATMEN'S BANCSHARES, INC.



                                        By: /s/ Gregory L. Curl
                                           -----------------------
                                           Name: Gregory L. Curl
                                           Title: Vice Chairman


                                        NATIONSBANK CORPORATION




                                        By: /s/ James H. Hance, Jr.
                                           -------------------------
                                           Name:  James H. Hance, Jr.
                                           Title: Vice Chairman and
                                                  Chief Financial Officer


                                        NB HOLDINGS CORPORATION




                                        By: /s/ John E. Mack
                                           ----------------------
                                           Name:  John E. Mack
                                           Title: Senior Vice President
                                                  and Treasurer